EXHIBIT 10.01

                                              CONFORMED COPY






                       $1,500,000,000


                         THREE YEAR
                      CREDIT AGREEMENT


                        dated as of


                     February 24, 1994


                           among


                 Commercial Credit Company


                  The Banks Parties Hereto


                            and


         Morgan Guaranty Trust Company of New York,


                          as Agent

                     TABLE OF CONTENTS*

                                                        Page
                                                        ----


                         ARTICLE I
                        DEFINITIONS

SECTION 1.01  Definitions . . . . . . . . . . . . . . . . 1
        1.02  Accounting Terms and Determinations . . .  13
        1.03  Types of Borrowings . . . . . . . . . . .  13
        1.04  Basis for Ratings . . . . . . . . . . . .  14


                         ARTICLE II
                        THE CREDITS

SECTION 2.01  Commitments to Lend . . . . . . . . . . . . 14
        2.02  Notice of Committed Borrowings  . . . . . . 14
        2.03  Money Market Borrowings . . . . . . . . . . 15
        2.04  Notice to Banks; Funding of Loans . . . . . 19
        2.05  Notes . . . . . . . . . . . . . . . . . . . 20
        2.06  Maturity of Loans . . . . . . . . . . . . . 21
        2.07  Interest Rates  . . . . . . . . . . . . . . 21
        2.08  Fees  . . . . . . . . . . . . . . . . . . . 25
        2.09  Optional Termination or Reduction
              of Commitments  . . . . . . . . . . . . . . 25
        2.10  Scheduled Termination of Commitments  . . . 26
        2.11  Optional Prepayments  . . . . . . . . . . . 26
        2.12  General Provisions as to Payments . . . . . 26
        2.13  Funding Losses  . . . . . . . . . . . . . . 27
        2.14  Computation of Interest and Fees  . . . . . 28
        2.15  Regulation D Compensation . . . . . . . . . 28
        2.16  Change of Control . . . . . . . . . . . . . 28


                        ARTICLE III
                         CONDITIONS

SECTION 3.01  Effectiveness . . . . . . . . . . . . . . . 29
        3.02  Borrowings  . . . . . . . . . . . . . . . . 31







- --------------------

     *The Table of Contents is not a part of this Agreement.

                                                        Page
                                                        ----




                         ARTICLE IV
               REPRESENTATIONS AND WARRANTIES

SECTION 4.01   Corporate Existence and Power  . . . . . . 31
        4.02   Corporate and Governmental
               Authorization; Contravention   . . . . . . 32
        4.03   Binding Effect . . . . . . . . . . . . . . 32
        4.04   Financial Information  . . . . . . . . . . 32
        4.05   Litigation . . . . . . . . . . . . . . . . 33
        4.06   Compliance with ERISA  . . . . . . . . . . 33
        4.07   Taxes  . . . . . . . . . . . . . . . . . . 33
        4.08   Subsidiaries . . . . . . . . . . . . . . . 33
        4.09   Not an Investment Company  . . . . . . . . 34



                         ARTICLE V
                         COVENANTS

SECTION 5.01   Information  . . . . . . . . . . . . . . . 34
        5.02   Payment of Obligations . . . . . . . . . . 36
        5.03   Maintenance of Property; Insurance . . . . 36
        5.04   Conduct of Business; Maintenance of
               Existence  . . . . . . . . . . . . . . . . 37
        5.05   Compliance with Laws . . . . . . . . . . . 37
        5.06   Books and Records  . . . . . . . . . . . . 37
        5.07   Financial Covenants  . . . . . . . . . . . 37
        5.08   Transactions with Affiliates . . . . . . . 39
        5.09   Liens  . . . . . . . . . . . . . . . . . . 40
        5.10   Consolidations, Mergers and
               Sales of Assets  . . . . . . . . . . . . . 42
        5.11   Use of Proceeds  . . . . . . . . . . . . . 42


                         ARTICLE VI
                          DEFAULTS

SECTION 6.01   Events of Default  . . . . . . . . . . . . 42
        6.02   Notice of Default  . . . . . . . . . . . . 45


                        ARTICLE VII
                         THE AGENT

SECTION 7.01   Appointment and Authorization  . . . . . . 45
        7.02   Agent and Affiliates . . . . . . . . . . . 45

                                                        Page
                                                        ----



        7.03   Action by Agent  . . . . . . . . . . . . . 45
        7.04   Consultation with Experts  . . . . . . . . 45
        7.05   Liability of Agent . . . . . . . . . . . . 46
        7.06   Indemnification  . . . . . . . . . . . . . 46
        7.07   Credit Decision  . . . . . . . . . . . . . 46
        7.08   Successor Agent  . . . . . . . . . . . . . 46
        7.09   Agent's Fees . . . . . . . . . . . . . . . 47


                        ARTICLE VIII
                  CHANGE IN CIRCUMSTANCES

SECTION 8.01   Basis for Determining Interest
               Rate Inadequate or Unfair  . . . . . . . . 47
        8.02   Illegality . . . . . . . . . . . . . . . . 48
        8.03   Increased Cost and Reduced Return  . . . . 48
        8.04   Base Rate Loans Substituted for
               Affected Fixed Rate Loans  . . . . . . . . 50
        8.05   Taxes on Payments  . . . . . . . . . . . . 51
        8.06   Substitution of Bank . . . . . . . . . . . 52


                         ARTICLE IX
                       MISCELLANEOUS

SECTION 9.01   Notices  . . . . . . . . . . . . . . . . . 52
        9.02   No Waivers . . . . . . . . . . . . . . . . 53
        9.03   Expenses; Documentary Taxes;
               Indemnification  . . . . . . . . . . . . . 53
        9.04   Sharing of Set-Offs  . . . . . . . . . . . 54
        9.05   Amendments and Waivers . . . . . . . . . . 54
        9.06   Successors and Assigns . . . . . . . . . . 55
        9.07   Collateral . . . . . . . . . . . . . . . . 56
        9.08   New York Law . . . . . . . . . . . . . . . 56
        9.09   Counterparts; Integration  . . . . . . . . 57
        9.10   Borrower's Reliance  . . . . . . . . . . . 57
        9.11   Waiver of Jury Trial . . . . . . . . . . . 57

Exhibit A  - Note

Exhibit B  - Money Market Quote Request

Exhibit C  - Invitation for Money Market Quotes

Exhibit D  - Money Market Quote

Exhibit E  - Opinion of Counsel for the Borrower

Exhibit F  - Opinion of Special Counsel for the
               Agent

Exhibit G  - Assignment and Assumption Agreement

                         THREE-YEAR
                      CREDIT AGREEMENT


          AGREEMENT dated as of February 24, 1994 among COMMERCIAL CREDIT COMPANY, the BANKS parties hereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

          The parties hereto agree as follows:

                         ARTICLE I

                        DEFINITIONS


          SECTION 1.01.  Definitions.  The following terms,
                         -----------
as used herein, have the following meanings:

          "'A' Status" exists at any date if, at such date,
the Borrower's long-term debt is rated A- or higher by S&P
and A3 or higher by Moody's.
- ---

          "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute
Rates pursuant to Section 2.03.

          "Adjusted CD Rate" has the meaning set forth in
Section 2.07(b).

          "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

          "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means Morgan Guaranty Trust Company of New
York in its capacity as agent for the Banks hereunder and its successors in such capacity. References to the Agent in Sections 7.05, 7.06, 7.07 and 9.03 shall include its affiliates.

          "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

          "Applicable Margin" has the meaning set forth in
Section 2.07(h).

          "Assessment Rate" has the meaning set forth in
Section 2.07(b).

          "Assignee" has the meaning set forth in Section
9.06(c).

          "Bank" means each bank listed on the signature pages hereof as having a Commitment, each Person which becomes a Bank pursuant to Section 8.06, each Assignee which becomes a Bank pursuant to Section 9.06(c) and their respective successors.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and
(ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Borrowing" means a Borrowing comprised of Base Rate Loans.

          "Base Rate Loan" means a Committed Loan made or to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to
Article VIII.

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "Borrower" means Commercial Credit Company, a
Delaware corporation, and its successors.

          "Borrower's 1992 Form 10-K" means the Borrower's annual report on Form 10-K for 1992, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

          "Borrowing" has the meaning set forth in Section
1.03.

          "CD Base Rate" has the meaning set forth in
Section 2.07(b).

          "CD Borrowing" means a Borrowing comprised of CD
Loans.

          "CD Loan" means a Committed Loan made or to be made as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

          "CD Reference Banks" means Bank of America
National Trust and Savings Association, The First National
Bank of Chicago and Morgan Guaranty Trust Company of New
York.

          "Change of Control" has the meaning set forth in
Section 2.16.

          "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, and with respect to any Bank which becomes a party to this Agreement pursuant to Section 8.06 or 9.06(c), the amount of the Commitment thereby assumed by it, in each case as such amount may from time to time be reduced pursuant to Sections 2.09, 2.10 and 9.06(c) or increased pursuant to Section 8.06 or 9.06(c).

          "Committed Borrowing" means a Borrowing comprised of Committed Loans.

          "Committed Loan" means a loan made or to be made by a Bank pursuant to Section 2.01.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would, in accordance with generally accepted accounting principles as in effect from time to time, be consolidated with those of the Borrower in its consolidated financial statements as of such date.

          "Consolidated Total Assets" means at any date the aggregate amount of all assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases,
(v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vi) all Debt of others Guaranteed by such Person.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Depositary Subsidiary" means a Subsidiary which is a depositary institution and is subject to regulation as such under the laws of the United States or of a foreign country or of any political subdivision of either.

          "Domestic Borrowing" means a Borrowing comprised of Domestic Loans.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate
           --------
Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          "Domestic Loans" means CD Loans or Base Rate Loans or both.

          "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

          "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

          "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended, or any successor statue.

          "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Euro-Dollar Borrowing" means a Borrowing comprised of Euro-Dollar Loans.

          "Euro-Dollar Business Day" means any Domestic
Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

          "Euro-Dollar Loan" means a Committed Loan made or to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

          "Euro-Dollar Reference Banks" means the principal
London offices of Credit Suisse, Chemical Bank and Morgan
Guaranty Trust Company of New York.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

          "Event of Default" has the meaning set forth in
Section 6.01.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

          "Fixed Rate Borrowing" means a Borrowing comprised of Fixed Rate Loans.

          "Fixed Rate Loans" means CD Loans or Euro-Dollar
Loans or Money Market Loans (excluding Money Market LIBOR
Loans bearing interest at the Base Rate pursuant to clause
(a) of Section 8.01) or any combination of the foregoing.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include
- --------
endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Indebtedness" means all obligations which in accordance with generally accepted accounting principles as in effect from time to time should be classified as liabilities upon a balance sheet, and in any event shall include all Debt.

          "Interest Period" means: (1) with respect to each
Euro-Dollar Borrowing, the period commencing on the date of
such Borrowing and ending one, two, three or six months
thereafter, as the Borrower may elect in the applicable
Notice of Borrowing; provided that:
                     --------

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
     Date.

(2)  with respect to each CD Borrowing, the period
commencing on the date of such Borrowing and ending 30, 60,
90 or 180 days thereafter, as the Borrower may elect in the
applicable Notice of Borrowing; provided that:
                                --------

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business
     Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
     Date.

(3)  with respect to each Base Rate Borrowing, the period
commencing on the date of such Borrowing and ending 30 days
thereafter; provided that:
            --------

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business
     Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
     Date.

(4)  with respect to each Money Market LIBOR Borrowing, the
period commencing on the date of such Borrowing and ending
such number of months thereafter (but not less than one
month) as the Borrower may elect in accordance with Section
2.03; provided that:
      --------

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
     Date.

(5)  with respect to each Money Market Absolute Rate
Borrowing, the period commencing on the date of such
Borrowing and ending such number of days thereafter (but not less than 30 days) as the Borrower may elect in accordance
with Section 2.03; provided that:
                   --------

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business
     Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
     Date.

          "Internal Revenue Code" means the Internal Revenue
Code of 1986, as amended, or any successor statute.

          "Investment" means any investment in any Person, whether by means of purchase of shares of such Person, capital contribution, loan, advance, Guarantee or otherwise.

          "Level I Status" exists at any date if, at such
date, the Borrower's long-term debt is rated AA or higher by
S&P and Aa2 or higher by Moody's.
    ---

          "Level II Status" exists at any date if, at such
date, (i) the Borrower's long-term debt is rated A+ or
higher by S&P and A1 or higher by Moody's and (ii) Level I
              ---
Status does not exist.

          "Level III Status" exists at any date if, at such
date, (i) the Borrower's long-term debt is rated A or higher by S&P and A2 or higher by Moody's and (ii) neither Level I
       ---
Status nor Level II Status exists.

          "Level IV Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated A- or higher by S&P and A3 or higher by Moody's and (ii) none of
              ---
Level I Status, Level II Status and Level III Status exists.

          "Level V Status" exists at any date if, at such
date, (i) the Borrower's long-term debt is rated at least
BBB or higher by S&P and Baa2 or higher by Moody's and (ii)
                     ---
none of Level I Status, Level II Status, Level III Status and Level IV Status exists.

          "Level VI Status" exists at any date if, at such date, no other Status exists.

          "LIBOR Auction" means a solicitation of Money
Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sales agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or
Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

          "Material Debt" means a single Debt of the Borrower or one of its Subsidiaries (including the aggregate unpaid principal amount of any Debt, or Guarantee of any Debt, having multiple holders that matures on the same date and is either governed by the same instrument or is commercial paper issued on the same date) in an unpaid principal amount exceeding $25,000,000.

          "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $35,000,000.

          "Material Subsidiary" means at any time any Subsidiary of the Borrower that as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange
Commission.

          "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

          "Money Market Absolute Rate Borrowing" means a
Borrowing comprised of Money Market Absolute Rate Loans.

          "Money Market Absolute Rate Loan" means a loan made or to be made by a Bank pursuant to an Absolute Rate
Auction.

          "Money Market Borrowing" means a Borrowing comprised of Money Market Loans.

           "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from
                            --------
time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          "Money Market LIBOR Borrowing" means a Borrowing comprised of Money Market LIBOR Loans.

          "Money Market LIBOR Loan" means a loan made or to be made by a Bank pursuant to a LIBOR Auction (including such a Loan bearing interest at the Base Rate pursuant to clause (a) of Section 8.01).

          "Money Market Loan" means a Money Market LIBOR
Loan or a Money Market Absolute Rate Loan.

          "Money Market Margin" has the meaning set forth in
Section 2.03(d).

          "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "1989 Credit Agreement" means the $1,250,000,000
Credit Agreement, dated as of August 8, 1989, as amended, among the Borrower, the banks listed therein and Morgan
Guaranty Trust Company of New York, as agent thereunder.

          "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any of such promissory notes issued hereunder.

          "Notice of Borrowing" means a Notice of Committed
Borrowing (as defined in Section 2.02) or a Notice of Money
Market Borrowing (as defined in Section 2.03(f)).

          "Parent" means, with respect to any Bank, any Person controlling such Bank.

          "Participant" has the meaning set forth in Section
9.06(b).

          "PBGC" means the Pension Benefit Guaranty
Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in
New York City from time to time as its Prime Rate.

          "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

          "Refunding Borrowing" means a Committed Borrowing made on a date if, because of the Borrower's payment on such date of other Borrowings, the aggregate unpaid principal amount of all Committed Loans to the Borrower at the close of business on such date is not greater than it was prior to the Borrowings made on such date.

          "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System, as in effect from time to time.

          "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

          "Revolving Credit Period" means the period from the Effective Date to but excluding the Termination Date.

          "S&P" means Standard & Poor's Corporation.

          "Status" refers to the determination which of Level I Status, Level II Status, Level III Status, Level IV
Status, Level V Status or Level VI Status exists at any date.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

          "Termination Date" means February 24, 1997, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

          "Travelers" means The Travelers Inc., a Delaware corporation, and its successors.

          "Travelers Common Stock" means the 7,195,740 shares of the common stock, par value $.01 per share, of Travelers held on the Effective Date by the Borrower or any of its Consolidated Subsidiaries, or any investment securities of Travelers or any of its subsidiaries that are received as dividends on the Travelers Common Stock or into which any shares of the Travelers Common Stock are converted or for which any shares of the Travelers Common Stock are exchanged.

          "Travelers Preferred Stock" means the 2,222 shares of $45,000 Cumulative Redeemable Preferred Stock, Series Z, of Travelers owned by the Borrower.

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "Voting Stock" means capital stock of any class or classes (however designated) of a Person having ordinary voting power for the election of directors of such Person, other than stock having such power only by reason of the happening of a contingency.

          SECTION 1.02.  Accounting Terms and
                         --------------------
Determinations.  Unless otherwise specified herein, all
- --------------
accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks.

          SECTION 1.03.  Types of Borrowings.  The term
                         -------------------
"Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of
 ----
Euro-Dollar Loans) or by reference to the provisions of

Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section
 ----
2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined in accordance therewith).

          SECTION 1.04.  Basis for Ratings.  The credit
                         -----------------
ratings to be utilized for purposes of determining rates of interest and fees hereunder are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.


                         ARTICLE II

                        THE CREDITS

          SECTION 2.01.  Commitments to Lend.   During the
                         -------------------
Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower pursuant to this Section from time to time amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $25,000,000 or any larger multiple of $5,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Banks ratably in
proportion to their respective Commitments.   Within the
foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

          SECTION 2.02.  Notice of Committed Borrowings.
                         ------------------------------
The Borrower shall give to the Agent a notice (a "Notice of Committed Borrowing") not later than 12:30 P.M. (New York
City time) on (x) the date of each Base Rate Borrowing,
(y) the second Domestic Business Day before each CD
Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic
     Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (b)  the aggregate amount of such Borrowing,

          (c) whether the Loans comprising such Borrowing are to be Base Rate Loans, CD Loans or Euro-Dollar
     Loans, and

          (d) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest
     Period.

               SECTION 2.03.  Money Market Borrowings.
                              -----------------------

          (a)  The Money Market Option.  In addition to
               -----------------------
Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money
Market Loans to the Borrower.   The Banks may, but shall
have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

          (b)  Money Market Quote Request.  When the
               --------------------------
Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or telecopy a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:00 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have given notice of to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR
     Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

         (ii)  the aggregate requested amount of such
     Borrowing, which shall be $25,000,000 or a larger multiple of $5,000,000,

        (iii)  the duration of the Interest Period
     applicable thereto, subject to the provisions of the definition of Interest Period, and

         (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market
     Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request for a Money Market LIBOR Loan shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request for a Money Market LIBOR Loan and no Money Market Quote Request for a Money Market Absolute Rate Loan shall be given within two Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request for a Money Market Absolute Rate Loan.

          (c)  Invitation for Money Market Quotes.  Promptly
               ----------------------------------
upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or telecopy an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

          (d)  Submission and Contents of Money Market
               ---------------------------------------
Quotes.  (i)  Each Bank may submit a Money Market Quote
- ------
containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or telecopy at its office referred to in Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:15 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have given notice of to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that
                                           --------
Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) 1:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:00 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate
Auction.   Subject to Articles III and VI, any Money Market
Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

          (ii)  Each Money Market Quote shall be in
substantially the form of Exhibit D hereto and shall in any case specify:

          (A)  the proposed date of Borrowing,

          (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

          (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

          (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest
     1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

          (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest
Period specified in the related Invitation for Money Market
Quotes.

          (iii) Any Money Market Quote shall be disregarded if it:

          (A)  is not substantially in conformity with
     Exhibit D hereto or does not specify all of the information required by clause (d)(ii) of this Section;

          (B) contains qualifying, conditional or similar language, except as such language is contemplated by clause (d)(ii)(B)(z) of this Section;

          (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money
     Market Quotes; or

          (D)  arrives after the time set forth in clause
     (d)(i) of this Section.

          (e)  Notice to Borrower.  The Agent shall promptly
               ------------------
(but in no event later than 9:45 A.M. (New York City time) in the case of an Absolute Rate Auction) notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) of this Section and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

          (f)  Acceptance and Notice by Borrower.  Not later
               ---------------------------------
than 10:15 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have given notice of to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers of which it has been given notice pursuant to subsection (e) of this
Section.   In the case of acceptance, such notice (a "Notice
of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:
                  --------

          (i)  the aggregate principal amount of each Money
     Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

         (ii)  the principal amount of each Money Market
     Borrowing must be $5,000,000 or a larger multiple of $1,000,000,

        (iii)  subject to the proviso contained in
     subsection (g) of this Section, acceptance of offers, with respect to any Interest Period, may only be made on the basis of ascending Money Market Margins or Money
     Market Absolute Rates, as the case may be, and

         (iv) the Borrower may not accept any offer that is described in clause (d)(iii) of this Section or that otherwise fails to comply with the requirements of this Agreement.

          (g)  Allocation by Agent.  If offers are made by
               -------------------
two or more Banks with the same Money Market Margins or
Money Market Absolute Rates, as the case may be, for a
greater aggregate principal amount than the amount in
respect of which offers are accepted for the related
Interest Period, the principal amount of Money Market Loans
in respect of which such offers are accepted shall be
allocated by the Agent (except as hereinafter provided)
among such Banks as nearly as possible (in multiples of
$1,000,000) in proportion to the aggregate principal amount
of such offers, provided, however, that in the event of
                --------
simultaneous offers by a Bank with respect to two or more
Interest Periods the sum of which offers exceeds the amount
such Bank is willing to lend, the Borrower shall have the
right in its discretion to instruct the Agent how to
apportion its acceptances of such sum among the offers of
such Bank for such Interest Periods, so long as such
acceptances otherwise comply with subsection (f)(iii) of
this Section.   Determinations by the Agent of the amounts
of Money Market Loans shall be conclusive in the absence of manifest error.

          SECTION 2.04.  Notice to Banks; Funding of Loans.
                         ---------------------------------

          (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (b) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section
9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

          (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

          (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share, if any, of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount (which, to the extent repaid by the Borrower, shall not constitute a
Loan) together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

          SECTION 2.05.  Notes.  (a)  The Loans of each Bank
                         -----
shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

          (b)  Each Bank may, by notice to the Borrower and
the Agent (to be given not later than two Domestic Business
Days prior to the Effective Date) request that its Loans of
a particular type be evidenced by a separate Note in an
amount equal to the aggregate unpaid principal amount of
such Loans.  Each such Note shall be in substantially the
form of Exhibit A hereto with appropriate modifications to
reflect the fact that it evidences solely Loans of the
relevant type.   Each reference in this Agreement to the
"Note" of such Bank shall be deemed to refer to and include any and all of such Notes, as the context may require.

          (c) Upon receipt of each Bank's Note pursuant to clause (b) of Section 3.01, the Agent shall forward such
Note to such Bank.   Each Bank shall record the date,
amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided
                                                 --------
that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower
hereunder or under the Notes.   Each Bank is hereby
irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

          SECTION 2.06.  Maturity of Loans.  Each Loan
                         -----------------
included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

          SECTION 2.07.  Interest Rates.  (a)  Each Base
                         --------------
Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base
Rate for such day.   Such interest shall be payable for each
Interest Period on the last day thereof.   Any overdue
principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

          (b)  Each CD Loan shall bear interest on the
outstanding principal amount thereof, for each day during
the Interest Period applicable thereto, at a rate per annum
equal to the sum of the Applicable Margin for such day plus
the applicable Adjusted CD Rate for such CD Loan; provided
                                                  --------
that, if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest
Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period.

Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer
than 90 days, 90 days after the first day thereof.   Any
overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the higher of (i) the sum of the Applicable Margin for such day plus the Adjusted CD Rate applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day.

          The "Adjusted CD Rate" applicable to any CD Loan means a rate per annum determined pursuant to the following formula:


                   [ CDBR       ]*
         ACDR   =  [ ---------- ]  + AR
                   [ 1.00 - DRP ]

         ACDR   =  Adjusted CD Rate
         CDBR   =  CD Base Rate
          DRP   =  Domestic Reserve Percentage
          AR    =  Assessment Rate

     __________
     * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

          The "CD Base Rate" applicable to any CD Loan is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of the Interest Period applicable to such CD Loan by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

          "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of

$100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

          "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Sec. 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

          (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for such day plus the applicable London Interbank Offered Rate for such Interest
Period.   Such interest shall be payable for each Interest
Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

          The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the Applicable Margin for such day plus the higher of (i) the London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may elect) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day).

          (e) Subject to clause (a) of Section 8.01, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in
accordance with Section 2.03.   Each Money Market Absolute
Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section
2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after
the first day thereof.   Any overdue principal of or overdue
interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

          (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of
Section 8.01 shall apply.

          (h)  The "Applicable Margin" with respect to any CD
Loan or Euro-Dollar Loan at any date is the applicable percentage amount set forth in the table below based on the Status for such date:

            Level    Level   Level    Level   Level    Level
              I       II      III      IV       V       VI
           Status   Status   Status  Status   Status  Status
           ------   ------   ------  ------   ------  ------

Euro-Dollar
  Loans    .2550%   .2950%   .3100%  .3125%   .3125%  .3750%

CD Loans   .3800%   .4200%   .4350%  .4375%   .4375%  .5000%


          SECTION 2.08.  Fees.
                         ----

          (a)  Facility Fee.   The Borrower shall pay to the
               ------------
Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate. Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily average aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date (or earlier date of termination of the Commitments in their entirety) to but excluding the date the Loans shall be repaid in their entirety, on the daily average aggregate outstanding principal amount of the Loans.

          For this purpose, the "Facility Fee Rate" is a rate per annum equal to (i) 0.1200% for any day on which Level I Status exists, (ii) 0.1300% for any day on which Level II Status exists, (iii) 0.1400% for any day on which Level III Status exists, (iv) 0.1875% for any day on which Level IV Status exists, (v) 0.2500% for any day on which Level V Status exists and (vi) 0.3750% for any other day.

          (b)  Excess Utilization Fee.  The Borrower shall pay
               ----------------------
to the Agent for the account of the Banks ratably in proportion to their Commitments a fee on the daily average outstanding amount of Euro-Dollar Loans and CD Loans for each calendar quarter (or, in the case of the calendar quarter in which the Effective Date falls or in which the Commitments are terminated in their entirety, the applicable portion thereof) during which the daily average aggregate outstanding principal amount of Committed Loans exceeds 50% of the daily average aggregate amount of the Commitments, at the rate per annum of
(i) 1/8 of 1% for any day on which Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists and (ii) 1/4 of 1% for any other day.

          (c)  Payments.  Accrued fees under this Section
               --------
shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

          SECTION 2.09.  Optional Termination or Reduction of
                         ------------------------------------
Commitments.  During the Revolving Credit Period, the Borrower
- -----------
may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. Commitments reduced or terminated pursuant to this Section shall not be reinstated. The Agent shall promptly notify the Banks of any receipt of notice from the Borrower pursuant to this Section.

          SECTION 2.10.  Scheduled  Termination of Commitments.
                         --------------------------------------
The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

          SECTION 2.11.  Optional Prepayments.  (a)  The
                         --------------------
Borrower may (i) upon at least one Domestic Business Day's notice to the Agent, prepay without prepayment penalty any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to clause (a) of Section 8.01), (ii) upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Euro-Dollar Borrowing and
(iii) upon at least three Domestic Business Days' notice to the Agent prepay any CD Borrowing in whole at any time, or from time to time in part in amounts aggregating $25,000,000 or any larger multiple of $5,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to
the date of prepayment.   Each such optional prepayment shall
be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

          (b) Except as provided in Section 2.11(a)(i) the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

          (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

          SECTION 2.12.  General Provisions as to Payments.
                         ---------------------------------
(a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 2:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City,
to the Agent at its address referred to in Section 9.01.   The

Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of
the Banks.   Whenever any payment of principal of, or interest
on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business
Day.   Whenever any payment of principal of, or interest on,
the Euro-Dollar Loans or the Money Market LIBOR Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar
Business Day.   Whenever any payment of principal of, or
interest on, the Money Market Absolute Rate Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding
Euro-Dollar Business Day.   If the date for any payment of
principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.13.  Funding Losses.   If the Borrower
                         --------------
makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Section 2.11(a)(ii) or (iii), Section 2.16,
Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with
Section 2.04(a) or 2.11(c), as the case may be, the Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by it (or by any existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay; provided that such Bank shall have delivered
                  --------
to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

          SECTION 2.14.  Computation of Interest and Fees.
                         --------------------------------
Interest based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.15.  Regulation D Compensation.   For so
                         -------------------------
long as any Bank maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), and as a result the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum up to but not exceeding
the excess of (i)   (A) the applicable London Interbank
Offered Rate divided by (B) one minus the Euro-Dollar Reserve
                                -----
Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall furnish to the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans an officer's certificate setting forth the amount to which such Bank is then entitled under this Section (which shall be consistent with such Bank's good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Borrower may reasonably request as to the computation set forth therein.

          SECTION 2.16.  Change of Control.   If one or more
                         -----------------
of the following events (each, a "Change of Control") shall occur:

          (a) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more in voting power of the outstanding Voting Stock of Travelers; provided that for purposes of this
                         --------
     Section, a person or group of persons having beneficial ownership shall not include (i) a Person who on the Effective Date is a director or senior executive officer of Travelers or (ii) a Plan;

          (b) during any period of 12 consecutive calendar months beginning after the Effective Date, a majority of the board of directors of Travelers shall fail to consist of individuals who were directors on the first day of such period and/or individuals whose election as directors was approved or recommended by a majority of the directors in office at the time of their election; or

          (c) Travelers shall cease to have beneficial ownership, whether directly or indirectly, of more than 50% of the Voting Stock of the Borrower;

then, and in every such event, (i) the Borrower will, within ten days after the occurrence of such Change of Control, give each Bank notice thereof and shall describe in reasonable detail the facts and circumstances giving rise thereto and
(ii) each Bank may, by three Domestic Business Days' notice to the Borrower and the Agent given not later than 50 days after such Bank has received notice from the Borrower of the occurrence of such Change of Control, terminate its Commitment, which shall thereupon be terminated, and declare that each of such Bank's outstanding Loans (together with accrued interest thereon) and any other amounts payable hereunder for its account shall be, and such Loans and such other amounts shall become, in the case of each Loan (together with accrued interest thereon), due and payable on the earlier of (x) the end of the Interest Period applicable to such Loan and (y) 45 days after the date of such notice by such Bank and, in the case of any other amount, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                         ARTICLE III

                          CONDITIONS

          SECTION 3.01.  Effectiveness.  This Agreement shall
                         -------------
become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

          (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

          (b) receipt by the Agent for the account of each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section
     2.05;

          (c) receipt by the Agent of an opinion of the General Counsel of the Borrower (or other counsel for the Borrower reasonably satisfactory to the Agent), substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (d)  receipt by the Agent of an opinion of Davis
     Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (e) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent; and

          (f) receipt by the Agent of evidence satisfactory to it of the payment of all amounts payable under the 1989 Credit Agreement;

provided that this Agreement shall not become effective or be
- --------
binding on any party hereto unless all of the foregoing
conditions are satisfied not later than March 7, 1994.   The
Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and
binding on all parties hereto.   The Banks that are parties to
the 1989 Credit Agreement, comprising the "Required Banks" as defined therein, and the Borrower agree that the commitments under the 1989 Credit Agreement shall terminate in their entirety simultaneously with and subject to the effectiveness of this Agreement and that the Borrower shall be obligated to pay the accrued commitment and facility fees thereunder to but excluding the date of such effectiveness.

          SECTION 3.02.  Borrowings.   The obligation of any
                         ----------
Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          (a) receipt by the Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

          (b)  the fact that, immediately after such
     Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

          (c)  the fact that, immediately after such
     Borrowing, no Default shall have occurred and be continuing; and

          (d)  the fact that the representations and
     warranties of the Borrower contained in this Agreement (except, in the case of any Borrowing subsequent to the Effective Date, the representations and warranties set forth in Section 4.04(c) and also, in the case of any Refunding Borrowing, the representations and warranties set forth in Section 4.05(i)) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.


                          ARTICLE IV

                REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants that:

          SECTION 4.01.  Corporate Existence and Power.  The
                         -----------------------------
Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.02.  Corporate and Governmental
                         --------------------------
Authorization; Contravention.  The execution, delivery and
- ----------------------------
performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          SECTION 4.03.  Binding Effect.  This Agreement
                         --------------
constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower.

          SECTION 4.04.  Financial Information.  (a)  The
                         ---------------------
consolidated statement of financial position of the Borrower and its Consolidated Subsidiaries as of December 31, 1992 and the related consolidated statements of earnings, changes in shareholder's equity and cash flows for the fiscal year then ended, reported on by KPMG Peat Marwick and incorporated in the Borrower's 1992 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (b)  The unaudited consolidated statement of
financial position of the Borrower and its Consolidated Subsidiaries as of September 30, 1993 and the related unaudited consolidated statements of income and cash flows for the nine months then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended September 30, 1993 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine-month period (subject to normal year-end adjustments).

          (c) Since September 30, 1993 there has been no material adverse change in the business, financial position or results of operations of the Borrower and its Consolidated
Subsidiaries, considered as a whole.

          SECTION 4.05.  Litigation.  There is no action, suit
                         ----------
or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (i) in which there is a reasonable probability of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or (ii) which in any manner draws into question the validity of this Agreement or the Notes.

          SECTION 4.06.  Compliance with ERISA.  Each member
                         ---------------------
of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          SECTION 4.07.  Taxes.  United States Federal income
                         -----
tax returns of the Borrower and its Subsidiaries have been examined and closed through the period ended November 4, 1986. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

          SECTION 4.08.  Subsidiaries.  Each of the corporate
                         ------------
Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.09.  Not an Investment Company.  The
                         -------------------------
Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


                          ARTICLE V

                          COVENANTS

          The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

          SECTION 5.01.  Information.  The Borrower will
                         -----------
deliver to each of the Banks:

          (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated statement of financial position of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by KPMG Peat Marwick or other independent public accountants of nationally recognized standing (delivery of a copy of the Borrower's annual report on Form 10-K filed by the Borrower with the Securities and Exchange Commission for such fiscal year shall constitute compliance with this subsection);

          (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, (i) a consolidated statement of financial position of the Borrower and its Consolidated Subsidiaries as of the end of such quarter,
     (ii) the related consolidated statement of income for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter and (iii) the related consolidated statement of cash flows for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in comparative form the figures, in the case of clause (i), as of the end of the Borrower's previous fiscal year, and in the case of clauses (ii) and (iii), for the corresponding periods of the Borrower's previous fiscal year, all certified

     (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower (delivery of a copy of the Borrower's Quarterly Report on Form 10-Q filed by the Borrower with the Securities and Exchange Commission for such quarterly period shall constitute compliance with this subsection);

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.07, the first sentence of
     Section 5.08 and clause (f) of Section 5.09 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and
     (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

          (e) within five days of any officer of the Borrower obtaining knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalent) which the Borrower shall have filed with the Securities and Exchange Commission; and

          (g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC;
     (vi) gives notice of withdrawal from any Plan pursuant to
     Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take.

          SECTION 5.02.  Payment of Obligations.   The
                         ----------------------
Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

          SECTION 5.03.  Maintenance of Property; Insurance.
                         ----------------------------------
(a) The Borrower will keep, and will cause each Material Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (b) The Borrower will maintain, and will cause each Material Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations (or to self-insure) in such amounts and as to such risks as, in the judgment of the Borrower, are usually insured or self-insured by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

          SECTION 5.04.  Maintenance of Existence.   The
                         ------------------------
Borrower will preserve, renew and keep in full force and effect, and will cause each corporate Material Subsidiary to preserve, renew and keep in full force and effect their respective corporate existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that any Material Subsidiary may
                     --------
merge or consolidate with or into the Borrower (but only if the Borrower is the surviving entity) or a Consolidated Subsidiary.

          SECTION 5.05.  Compliance with Laws.   The Borrower
                         --------------------
will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

          SECTION 5.06.  Books and Records.  The Borrower will
                         -----------------
keep, and will cause each Material Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities and will, and will cause each Material Subsidiary to, furnish to each Bank such financial and other information as any Bank may from time to time reasonably request; provided that the Borrower is not
                         --------
prohibited by any confidentiality agreement binding upon it or a Subsidiary from delivering such information to such Bank.

          SECTION 5.07.  Financial Covenants.
                         -------------------

          (a)  Adjusted Consolidated Tangible Net Worth.
               ----------------------------------------
Adjusted Consolidated Tangible Net Worth (as defined below)
will at no time be less than the sum of
                             ----------

               (i)  $925,000,000 plus
                                 ----

               (ii) for each fiscal quarter ended after
          September 30, 1993 for which Adjusted Consolidated
          Net Income (as defined below) is positive, 25% of
          such Adjusted Consolidated Net Income plus
                                                ----

               (iii)  50% of Extraordinary Event Amounts (as
          defined below) for each fiscal quarter ended after
          September 30, 1993 plus
                             ----

               (iv)  85% of any increase in stockholder's
          equity of the Borrower resulting from an excess of
                                                   ---------
          net cash proceeds of shares of capital stock issued by the Borrower during each such fiscal quarter of the Borrower over cash payments for shares of the
                       ----
          Borrower's capital stock repurchased or retired by the Borrower or a Subsidiary during such fiscal quarter.

          (b)  Debt-to-Equity Ratio. At any date at which "A"
               --------------------
Status does not exist, the ratio of (i) the total Debt of the Borrower and its Consolidated Subsidiaries (on a consolidated basis) to (ii) Adjusted Consolidated Tangible Net Worth (as defined below) will not exceed 8:1.

          (c)  Definitions of "Adjusted Consolidated Net
               -----------------------------------------
Income," "Adjusted Consolidated Tangible Net Worth" and
- -------------------------------------------------------
"Extraordinary Event Amounts".
- -----------------------------

               (i) "Adjusted Consolidated Net Income" for a fiscal quarter means net income (after taxes) of the Borrower and its Consolidated Subsidiaries, but
                                                      ---
          excluding
          ---------

                    (1)  gains or losses from sales not in the
               ordinary course of business of a business operation or a material part thereof (an
               "Extraordinary Sale"), and

                    (2)  gains arising from a write-up of
               assets, and

                    (3)  unusual and nonrecurring write-downs
               of assets, and

                    (4)  unusual and nonrecurring reserve
               provisions,

          all determined for such fiscal quarter.

               (ii)  "Adjusted Consolidated Tangible Net
          Worth" at a date means stockholder's equity of the Borrower and its Consolidated Subsidiaries, excluding unrealized gains or losses on (x) the
          ---------
          Travelers Common Stock or (y) investment securities held by insurance company Subsidiaries or equity investees and decreased by
                        ---------

                    (1)  50% of the cost of acquired
               businesses in excess of net assets resulting from transactions consummated after September
               30, 1993,

               and increased by

                    (2)  the amount of any reductions in the
               Borrower's consolidated net worth, up to $25,000,000 in aggregate amount, caused by the Borrower's adoption after September 30, 1993 of any accounting standards required by the Financial Accounting Standards Board, the Securities and Exchange Commission or other governing body that sets accounting standards, all determined as at such date.

             (iii)  "Extraordinary Event Amounts" for any
          fiscal quarter of the Borrower means any excess of net after-tax gains from Extraordinary Sales (as defined above) (less expenses thereof) over the sum of

                    (1)  net after-tax losses from
               Extraordinary Sales (plus expenses thereof) and

                    (2)  without duplication of amounts
               included in gains, losses or expenses of Extraordinary Sales, unusual and nonrecurring asset write-downs or reserve provisions,

          all determined for such fiscal quarter.

          SECTION 5.08.  Transactions with Affiliates.
                         ----------------------------
Excluding any amounts representing the value of Investments in
(A) until December 31, 1994, the Travelers Preferred Stock and
(B) the Travelers Common Stock, the sum of the outstanding amounts of (i) the funds paid by each of the Borrower and the Subsidiaries to or for the account of its Affiliates plus (ii) the Investments made by each of the Borrower and the Subsidiaries in its Affiliates shall at no time exceed in the aggregate 50% of Adjusted Consolidated Tangible Net Worth (as
defined in Section 5.07(c)).   The Borrower will not, and will
not permit any of its Subsidiaries to, directly or indirectly, engage in any transaction with an Affiliate (including any transaction described in the preceding sentence) unless the terms and conditions of such transaction are substantially as or more favorable to the Borrower or such Subsidiary as the terms and conditions which could have been obtained from a Person which was not an Affiliate.

          SECTION 5.09.  Liens.  The Borrower will not, and
                         -----
will not permit any of its Subsidiaries to, directly or indirectly, create, assume, incur or permit to be created, assumed or incurred or to exist any Lien on any of its properties or assets, whether now owned or hereafter acquired, or transfer any of its properties or assets to any of its Subsidiaries, not in the ordinary course of business, for the purpose of subjecting the same to the payment of any Indebtedness of such Subsidiary in priority to the payment of any other Indebtedness; provided that the foregoing
                        --------
restrictions shall not prevent:

          (a) any Subsidiary from mortgaging or pledging all or part of its properties and assets to the Borrower as security for Indebtedness owing to the Borrower or from mortgaging or pledging all or part of its properties and assets to any other Subsidiary which owns directly or indirectly all of the shares of the stock of such Subsidiary, other than directors' qualifying shares, as security for Indebtedness owing to such other Subsidiary;

          (b)  the Borrower or any Subsidiary from (i)
     creating, incurring or permitting to exist any purchase money mortgage or other purchase money lien upon or conditional sales or other title retention agreement with respect to any physical property or physical assets acquired by the Borrower or such Subsidiary; (ii) mortgaging any fixed property or fixed assets (not covered by a mortgage, lien or conditional sales or other title retention agreement referred to above) acquired or constructed by the Borrower or such Subsidiary to secure the balance of the purchase price or construction cost thereof; (iii) acquiring any physical property or physical assets subject to mortgages or liens existing thereon at the date of such acquisition, whether or not the Indebtedness secured by any such mortgage or lien is assumed or guaranteed by the Borrower or such Subsidiary; provided that in each of the foregoing clauses (i), (ii)
     --------
     and (iii) the mortgage or lien or conditional sales or other title retention agreement shall be limited solely to the property or asset so acquired or constructed; or
     (iv) replacing, extending or renewing any mortgage, lien or conditional sales or other title retention agreement permitted by the foregoing clauses (i), (ii) or (iii) upon the same property or asset theretofore subject thereto, or replacing, extending or renewing the Indebtedness secured thereby, provided that in no such case shall the principal amount of such Indebtedness at the time outstanding be increased;

          (c) the Borrower or any Subsidiary from acquiring a majority of the stock of any corporation all or any part of the properties and assets of which, at the time of such acquisition, are subject to any mortgage, pledge, security interest, lien, charge, encumbrance or conditional sales or other title retention agreement, and the continued existence of any such mortgage, pledge, security interest, lien, charge, encumbrance or conditional sales or other title retention agreement shall not constitute a violation of this Section;

          (d) any Subsidiary from creating or incurring or permitting to exist any mortgage, pledge, security interest, lien, charge or encumbrance upon any of its properties or assets to secure, in the ordinary course of business, its indebtedness for money borrowed in an amount not material in relation to the consolidated Indebtedness of the Borrower and its Subsidiaries, if as a matter of practice prior to the time it became a Subsidiary it had borrowed on the basis of secured loans or had customarily deposited collateral to secure all or any of its obligations;

          (e) the Borrower or any Subsidiary from making any deposit with or giving any form of security to any governmental agency in order to entitle the Borrower or such Subsidiary to maintain self insurance, or to participate in any fund in connection with workers' compensation, disability benefits, unemployment insurance, old age pensions or other social security or to share in any privileges or other benefits available to companies participating in any such arrangement, or for any other purpose at any time required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license; or depositing assets of the Borrower or a Subsidiary with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by the Borrower or a Subsidiary from any judgment or decree against it, or in connection with any other proceedings in actions at law or in equity or in admiralty by or against the Borrower or such Subsidiary; or

          (f) the Borrower or any Subsidiary from creating, assuming or suffering to exist Liens which would not otherwise be permitted by the foregoing restrictions to the extent such Liens secure indebtedness for money borrowed, advances or extensions of credit or payables in an aggregate amount which, together with all other Liens to the extent such Liens secure indebtedness for money borrowed, advances or extensions of credit or payables of the Borrower and its Subsidiaries which would not otherwise be permitted by the foregoing restrictions, does not exceed 5% of Consolidated Total Assets.

          SECTION 5.10.  Consolidations, Mergers and Sales of
                         ------------------------------------
Assets.  The Borrower will not (i) except as provided in
- ------
Section 5.04, consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person.

          SECTION 5.11.  Use of Proceeds.  The proceeds of the
                         ---------------
Loans made under this Agreement will be used by the Borrower
for general corporate purposes.   None of such proceeds will
be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.


                          ARTICLE VI

                           DEFAULTS

          SECTION 6.01.  Events of Default.  If one or more of
                         -----------------
the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five Domestic Business Days of the due date thereof any interest on any Loan, or shall fail to pay within ten Domestic Business Days of the due date thereof any fees or any other amount payable hereunder;

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.11, inclusive;

          (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

          (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Debt (other than the Notes) when due or within any applicable grace period;

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt of the Borrower or any Subsidiary or enables (or, with the giving of notice of acceleration, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

          (g) the Borrower or any Material Subsidiary (other than a Depositary Subsidiary) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or the Borrower or any corporate Material Subsidiary shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary (other than a Depositary Subsidiary) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Material Subsidiary (other than a Depositary Subsidiary) under the federal bankruptcy laws as now or hereafter in effect;

          (i) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency proceedings, readjustment of debt, marshalling of assets and liabilities or similar proceedings affecting any Depositary Subsidiary or all or substantially all of its property, or for the winding-up or liquidation of its affairs, shall have been entered; or any Depositary Subsidiary shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings affecting such Depositary Subsidiary or all or substantially all of its property; or any Depositary Subsidiary shall file a petition or take any other action to take advantage of any applicable insolvency or reorganization statute or shall voluntarily suspend payment of its obligations;

          (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $15,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

          (k) a judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

then, and in every such event, the Agent shall (i) if requested by the Required Banks by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 66 2/3% in aggregate principal amount outstanding of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes and such interest shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided
                                                      --------
that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          SECTION 6.02.  Notice of Default.  The Agent shall
                         -----------------
give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                         ARTICLE VII

                          THE AGENT

          SECTION 7.01.  Appointment and Authorization.  Each
                         -----------------------------
Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          SECTION 7.02.  Agent and Affiliates.   Morgan
                         --------------------
Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with, the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

          SECTION 7.03.  Action by Agent.  The obligations of
                         ---------------
the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

          SECTION 7.04.  Consultation with Experts.  The Agent
                         -------------------------
may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.05.  Liability of Agent.  Neither the
                         ------------------
Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder;
(ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except, in the case of the Agent, receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, telecopy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 7.06.  Indemnification.  Each Bank shall,
                         ---------------
ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

          SECTION 7.07.  Credit Decision.  Each Bank
                         ---------------
acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 7.08.  Successor Agent.  The Agent may
                         ---------------
resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent with the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance in writing of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

          SECTION 7.09.  Agent's Fees.  The Borrower shall pay
                         ------------
to the Agent for its account fees for the Agent's services in arranging and/or administering this Agreement in the amounts and at the times heretofore mutually agreed by the Borrower and the Agent.



                         ARTICLE VIII

                   CHANGE IN CIRCUMSTANCES

          SECTION 8.01.  Basis for Determining Interest Rate
                         -----------------------------------
Inadequate or Unfair.  If on or prior to the first day of any
- --------------------
Interest Period for any Fixed Rate Borrowing:

          (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

         (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic

Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

          SECTION 8.02.  Illegality.  If, on or after the date
                         ----------
of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to
make Euro-Dollar Loans shall be suspended.   Before giving any
notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise
disadvantageous to such Bank.   If such Bank shall determine
that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

          SECTION 8.03.  Increased Cost and Reduced Return.
                         ---------------------------------
(a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or
(y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.15), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

          (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A Bank claiming compensation under this Section shall submit a certificate setting forth, in reasonable detail, the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing subsections (a) and (b) of this Section, the Borrower shall only be obligated to compensate any Bank for any amount arising or accruing during any time or period commencing not more than 30 days prior to the date on which such Bank notifies the Agent and the Borrower that it proposes to demand such compensation and identifies to the Agent and the Borrower the statute, regulation or other basis upon which the claimed compensation is or will be based.

          SECTION 8.04.  Base Rate Loans Substituted for
                         -------------------------------
Affected Fixed Rate Loans.   If (i) the obligation of any Bank
- -------------------------
to make Euro-Dollar Loans has been suspended pursuant to
Section 8.02 or (ii) any Bank has demanded compensation under
Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

          (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans or CD Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

          (b) after each of its Euro-Dollar Loans or CD Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

          SECTION 8.05.  Taxes on Payments.  (a)  Each Bank
                         -----------------
shall deliver to the Borrower and to the Agent, (i) no more than 30 days after the date hereof (or, in the case of an Assignee that becomes a Bank pursuant to Section 9.06(c), no more than 30 days after it becomes a Bank), either a statement that it is incorporated in the United States of America or, if it is not so incorporated, two duly completed copies of, as applicable, a United States Internal Revenue Service Form 1001 or Form 4224 promulgated under the Internal Revenue Code (each such statement or form, as applicable to any person and together with any substitute or successor form, a "Tax Form") indicating that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes as permitted by the Internal Revenue Code, (ii) from time to time, such extensions or renewals of such Tax Form as may reasonably be requested by the Borrower or the Agent (but only to the extent such Bank determines that it may properly effect such extensions or renewals under applicable tax treaties, laws, regulations and directives) and (iii) in the event of a transfer of any Loan to an affiliate of such Bank, a new Tax Form for such
affiliate.   The Borrower and the Agent shall each be entitled
to rely on such Tax Forms in its possession until receipt of any revised or successor form pursuant to the preceding sentence.

          (b) If as a result of any present and future taxes, assessments or governmental charges (together, "Taxes") imposed by the United States of America, or any political subdivision or taxing authority thereof, any Bank (or its Lending Office) shall be subject to any deduction or withholding with respect to any payment (including fees) in respect of its Loans, its Commitment or its Note, such Bank shall promptly notify the Borrower of such Taxes, enclosing a copy of the relevant statute, regulation, interpretation or notice from a taxing authority requiring such deduction or withholding and setting forth in reasonable detail such Bank's calculation of the dollar amount of such Taxes. Within 30 days after receipt of each such notice (or such longer period as will comply with the law relating to such Taxes without subjecting such Bank to additional payments with respect to such Taxes), the Borrower shall, as requested by such Bank in such notice, (i) increase the amount of such payment so that such Bank will receive a net amount (after deduction of all Taxes) equal to the amount due hereunder, (ii) pay such Taxes to the appropriate taxing authority for the account of such Bank, and (iii) as promptly as possible thereafter, send such Bank evidence showing payment thereof, together with such additional documentary evidence as such Bank may from time to
time require.   The Borrower shall indemnify any Bank for any
incremental taxes, interest or penalties that may become payable as a result of any failure by the Borrower to comply
with clause (ii) or (iii) above.   Notwithstanding the
foregoing, the Borrower shall not be required to make any payment to any Bank under this subsection (b) as a result of any deduction or withholding or incremental tax, interest or penalty that is required in respect of such Bank by reason of such Bank's failure or inability to furnish any Tax Form pursuant to Section 8.05(a) or any extension or renewal thereof, unless such failure or inability is the result of an amendment to or a change in any applicable law or regulation or in the interpretation thereof by any regulatory authority (including without limitation any change in an applicable tax treaty) that becomes effective after the date hereof.

          SECTION 8.06.  Substitution of Bank.  The Borrower
                         --------------------
may at any time, upon ten Domestic Business Days' prior notice to the Agent and the Banks, if (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to
Section 8.02, (ii) any Bank has demanded compensation or payment under Section 8.03 or 8.05, (iii) any Bank has terminated its Commitment under Section 2.16 or (iv) any senior unsecured long-term debt securities, without third-party credit enhancement, of any Bank are rated lower than BBB- by S&P or Baa3 by Moody's, select a substitute bank or banks (which may be one or more of the Banks) to purchase the Note and assume the Commitment of such Bank. Upon the execution of a letter agreement reasonably satisfactory to the Agent by the Borrower, the Agent and each such additional or substituted bank setting forth the Commitment of each such bank and stating that it shall be bound by this Agreement with all the benefits and obligations of a Bank hereunder, each such bank shall be deemed to be a "Bank" for all purposes of this Agreement and the Agent shall notify each other Bank accordingly.


                          ARTICLE IX

                        MISCELLANEOUS

          SECTION 9.01.  Notices.  All notices, requests and
                         -------
other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or telex or telecopy number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or telecopy number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the number or address specified in this Section; provided that notices to the Agent
                           --------
under Article II or Article VIII shall not be effective until received.

           SECTION 9.02.  No Waivers.  No failure or delay by
                          ----------
the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.03.  Expenses; Documentary Taxes;
                         ----------------------------
Indemnification.  (a) The Borrower shall pay (i) all
- ---------------
reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent or any Bank, including fees and disbursements of counsel (including the reasonably allocated cost of in-house counsel), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

          (b) The Borrower agrees to indemnify the Agent and each Bank and hold the Agent and each Bank harmless from and against any and all liabilities, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel (including the reasonably allocated cost of in-house counsel) which may be incurred by the Agent or such Bank in connection with any investigative, administrative or judicial proceeding (whether or not the Agent or such Bank shall be designated a party thereto) brought or threatened to the extent arising out of (i) the Borrower's breach of, or any Event of Default under, this Agreement, (ii) any claim by a Person not a party to this Agreement that the Borrower's, the Agent's or a Bank's conduct in connection with this Agreement is unlawful or has violated or will violate such Person's legal rights, (iii) any actual or proposed use of proceeds of Loans hereunder or (iv) any action initiated by the Borrower against the Agent or a Bank relating to this Agreement, unless a court of competent jurisdiction enters a final non-appealable order in such action in favor of the Borrower, provided that neither the
                                 --------
Agent nor any Bank shall have the right to be indemnified hereunder for its own gross negligence, willful misconduct, breach of this Agreement or violation of applicable law, as determined by a court of competent jurisdiction.

          SECTION 9.04.  Sharing of Set-Offs.  Each Bank
                         -------------------
agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participation in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the
      --------
right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower
other than its indebtedness under the Notes.   The Borrower
agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

          SECTION 9.05.  Amendments and Waivers.  Any
                         ----------------------
provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall,
        --------
unless signed by all the Banks, (i) except as contemplated in Sections 8.06 and 9.06, increase or decrease the Commitment of any Bank or subject any Bank to any additional obligation,
(ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

          SECTION 9.06.  Successors and Assigns.  (a)  The
                         ----------------------
provisions of this Agreement and the Notes shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement and any Notes without the prior written consent of all of the Banks.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its
Loans.   In the event of any such grant by a Bank of a
participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's
rights and obligations under this Agreement.   Any agreement
pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement
                   --------
may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii) or (iii) of Section 9.05 without the consent of the
Participant.   The Borrower agrees that each Participant
shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to
its participating interest.   An assignment or other transfer
which is not permitted by subsection (c) or (d) of this Section shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower, so long as no Event of Default specified in Section 6.01(g) or
(h) shall have occurred and be continuing, and the Agent, such consent not to be unreasonably withheld; provided that no such
                                         --------
consent shall be required if the transferee Bank is another Bank; and provided further that such assignment may, but need
          -------- -------
not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such an instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee, and, if the Commitment of the transferor Bank is terminated in its entirety and no Loans from such transferor Bank are then outstanding, the Note of such transferor Bank is forthwith canceled and returned to the Borrower.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to an affiliate of such Bank or to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          SECTION 9.07.  Collateral.  Each of the Banks
                         ----------
represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 9.08.  NEW YORK LAW.   THIS AGREEMENT AND
                         ------------
EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED
BY THE LAWS OF THE STATE OF NEW YORK.

          SECTION 9.09.  Counterparts; Integration.   This
                         -------------------------
Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

           SECTION 9.10.  Borrower's Reliance.  In certifying
                          -------------------
to anything under this Agreement, an officer of the Borrower shall be entitled as to financial matters to rely in good faith on the most recent financial statements prepared in the ordinary course of the Borrower's business, even if such financial statements are not dated as of the date of such certification, and on such officer's reasonable inferences as to the likely effects of any material events that such officer knows to have occurred subsequent to the date of such financial statements.

          SECTION 9.11.  WAIVER OF JURY TRIAL.  EACH OF THE
                         --------------------
BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                           COMMERCIAL CREDIT COMPANY


                           By: /s/ Jerome T. Fadden
                               ------------------------------
                             Title:  Vice President and Treasurer


                           By: /s/ Daniel E. Rubenstein
                               ------------------------------
                             Title:  Vice President and
                                       Assistant Treasurer

                             300 St. Paul Place
                             Baltimore, Maryland  21202
                             Attention:  Treasurer
                             Telecopy number:  (410) 332-3854

Commitments
- -----------


$ 30,000,000               MORGAN GUARANTY TRUST COMPANY
                             OF NEW YORK


                           By: /s/ Patricia Merritt
                               ------------------------------
                             Title:  Vice President



$ 30,000,000               J.P. MORGAN DELAWARE


                           By: /s/ Philip S. Detjeas
                               ------------------------------
                             Title:  Vice President



$ 60,000,000               BANK OF AMERICA NATIONAL TRUST AND
                             SAVINGS ASSOCIATION


                           By: /s/ Donald J. Chin
                               ------------------------------
                             Title:  Vice President



$ 60,000,000               BANK OF MONTREAL


                           By: /s/ Rene Encarnacion
                               ------------------------------
                             Title:  Director



$ 60,000,000               THE BANK OF NEW YORK


                           By: /s/ Lizanne T. Eberle
                               ------------------------------
                             Title:  Vice President

$ 60,000,000               THE CHASE MANHATTAN BANK N.A.


                           By: /s/ Robert B. Frasca
                               ------------------------------
                             Title:  Managing Director



$ 60,000,000               CHEMICAL BANK


                           By: /s/ Robert C. Kennedy
                               ------------------------------
                             Title:  Vice President



$ 60,000,000               CONTINENTAL BANK N.A.


                           By: /s/ Kathryn W. Robinson
                               ------------------------------
                             Title:  Vice President


$ 60,000,000               CREDIT SUISSE


                           By: /s/ Jay Chall
                               ------------------------------
                             Title:  Member of Senior Management


                           By: /s/ Dawn E. Rubinstein
                               ------------------------------
                             Title:  Associate



$ 60,000,000               FIRST INTERSTATE BANK OF CALIFORNIA


                           By: /s/ Stephen F. Marshall
                               ------------------------------
                             Title:  Vice President


                           By: /s/ Robert C. Meyer
                               ------------------------------
                             Title:  Vice President

$ 60,000,000               THE FIRST NATIONAL BANK OF CHICAGO


                           By: /s/ Robert J. Brandau
                               ------------------------------
                             Title:  Assistant Vice President



$ 60,000,000               UNION BANK OF SWITZERLAND, NEW YORK
                             BRANCH


                           By: /s/ Daniel H. Perron
                               ------------------------------
                             Title:  Vice President


                           By: /s/ James P. Kelleher
                               ------------------------------
                             Title:  Assistant Treasurer



$ 45,000,000               CITIBANK, N.A.


                           By: /s/ Michael A. Coye
                               ------------------------------
                             Title:  Vice President



$ 45,000,000               THE FIRST NATIONAL BANK OF BOSTON,
                           N.A.


                           By: /s/ Gunther E. A. Fritze
                               ------------------------------
                             Title:  Vice President



$ 45,000,000               THE SAKURA BANK, LIMITED, NEW YORK
                           BRANCH


                           By: /s/ Yasuhiro Terada
                               ------------------------------
                             Title:  Senior Vice President and
                                       Assistant General Manager

$ 37,500,000               ABN AMRO BANK N.V., NEW YORK BRANCH


                           By: /s/ David A. Mandell
                               ------------------------------
                             Title:  Vice President


                           By: /s/ Jonathan C. Jones
                               ------------------------------
                              Title:  Vice President


$ 37,500,000               CIBC, INC.


                           By: /s/ David B. Walsh
                               ------------------------------
                             Title:  Managing Director



$ 37,500,000               CREDIT LYONNAIS


                           By: /s/ Renaud D'Herbes
                               ------------------------------
                             Title:  First Vice President



$ 37,500,000               DAI-ICHI KANGYO BANK, LTD.


                           By: /s/ Matthew Murphy
                               ------------------------------
                             Title:  Assistant Vice President



$ 37,500,000               THE FIRST NATIONAL BANK OF MARYLAND


                           By: /s/ F. Winfield Trice, Jr.
                               ------------------------------
                             Title:  Vice President



$ 37,500,000               FIRST UNION NATIONAL BANK OF NORTH
                             CAROLINA


                           By: /s/ Allison C. Zollicoffer
                               ------------------------------
                             Title:  Vice President

$ 37,500,000               THE FUJI BANK, LIMITED, NEW YORK
                           BRANCH


                           By: /s/ Yoshihiko Shiotsugu
                               ------------------------------
                             Title:  Vice President and Manager



$ 37,500,000               MELLON BANK, N.A.


                           By: /s/ M. James Barry
                               ------------------------------
                             Title:  Vice President



$ 37,500,000               NATIONAL WESTMINSTER BANK USA


                           By: /s/ Christine Montagna
                               ------------------------------
                             Title:  Vice President



$ 37,500,000               ROYAL BANK OF CANADA


                           By: /s/ Gary R. Overton
                               ------------------------------
                             Title:  Senior Manager



$ 37,500,000               SHAWMUT BANK CONNECTICUT, N.A.


                           By: /s/ Jane C. Lee
                               ------------------------------
                             Title:  Vice President



$ 30,000,000               PNC BANK, NATIONAL ASSOCIATION


                           By: /s/ Brenda Carrasquillo
                               ------------------------------
                             Title:  Senior Banking Officer

$ 30,000,000               SWISS BANK CORPORATION, NEW YORK
                           BRANCH


                           By: /s/ Michael T. Fabiano
                               ------------------------------
                             Title:  Associate Director


                           By: /s/ Stephanie Kim
                               ------------------------------
                             Title:  Associate Director



$ 26,250,000               THE BANK OF NOVA SCOTIA


                           By: /s/ John Campbell
                               ------------------------------
                             Title:  Vice President and Agent



$ 26,250,000               BANQUE PARIBAS


                           By: /s/ Anne C. Pifer
                               ------------------------------
                             Title:  Assistant Vice President


                           By: /s/ Stephen J. Kelly
                               ------------------------------
                             Title:  Group Vice President



$ 26,250,000               THE NORTHERN TRUST COMPANY


                           By: /s/ Deborah D. Thomas
                               ------------------------------
                             Title:  Vice President



$ 22,500,000               UNITED STATES NATIONAL BANK OF OREGON


                           By: /s/ Clare C. Jones
                               ------------------------------
                             Title:  Corporate Banking Officer

$ 18,750,000               AMSOUTH BANK N.A.


                           By: /s/ R. Mark Graf
                               ------------------------------
                             Title:  Vice President



$ 18,750,000               BANK OF HAWAII


                           By: /s/ Scott G. Balke
                               ------------------------------
                             Title:  Vice President



$ 18,750,000               THE BANK OF TOKYO TRUST COMPANY


                           By: /s/ Neal Hoffson
                               ------------------------------
                             Title:  Vice President



$ 18,750,000               BANQUE NATIONALE DE PARIS


                           By: /s/ Eric Vigne
                               ------------------------------
                             Title:  Senior Vice President


                           By: /s/ Sophie Revillard Kaufman
                               ------------------------------
                             Title:  Vice President



$ 18,750,000               FLEET BANK, N.A.


                           By: /s/ John V. Raleigh
                               ------------------------------
                             Title:  Vice President



$ 18,750,000               NATIONSBANK OF GEORGIA, N.A.


                           By: /s/ James W. Fee, Jr.
                               ------------------------------
                             Title:  Senior Vice President

$ 18,750,000               SOCIETE GENERALE, NEW YORK BRANCH


                           By: /s/ M. Emilio Martinez
                               ------------------------------
                             Title:  Vice President



_________________

Total Commitments

$1,500,000,000
=================


                           MORGAN GUARANTY TRUST COMPANY
                             OF NEW YORK, as Agent


                           By /s/ Patricia Merritt
                              -------------------------------
                             Title:  Vice President


                             60 Wall Street
                             New York, New York  10260-0060
                             Telex number:  177615, 620106
                             Telecopy number:  212-385-2603
























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